EXHIBIT 99.1

BLACK TUSK MINERALS REPUDIATES THIRD-PARTY PUBLIC DISCLOSURE

VANCOUVER, British Columbia, June 28, 2010: Black Tusk Minerals Inc. (the “Company”) (OTCBB:BKTK) (Frankfurt:4HH) has recently reviewed a publicly available third-party newsletter disclosing information about the Company that is misleading and incorrect. The Company has not authorized, endorsed or validated any third-party to distribute information on the Company. The Company is a reporting issuer in the United States and Canada and encourages all parties reviewing information on the Company to rely solely on the information filed with the United States Securities and Exchange Commission (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com).

About Black Tusk Minerals Inc.

Black Tusk Minerals Inc. is a U.S. mineral exploration company focused on the acquisition, exploration and development of late stage projects in North, Central and South America. Most notably, the Company owns a 99% interest in 19 mineral claims, known as the Altococha concessions, in the District of Huanza, Province of Huarochiri, Department of Lima, Peru. For more information, please visit www.blacktuskminerals.com.

This news release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings "Cautionary Note Regarding Forward-Looking Statements" and "Risks Factors" in our annual report on Form 10-K, as filed with the SEC on September 1, 2009, under the section heading "Risk Factors" in our most recent quarterly report on Form 10-Q, as filed with the SEC on April 14, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Contact:
Gavin Roy
President
Phone: 778-999-2575
Email: info@blacktuskminerals.com